UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016 (December 21, 2016)

MYOS RENS TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 21, 2016, MYOS RENS Technology Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) elected three directors to serve as Class III directors on the Company’s board of directors (“Board”) until the 2019 annual meeting of stockholders or until their successors are elected and qualified, (ii) approved the compensation of the Company’s named executive officers for 2015, (iii) approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock which may be issued under the Plan by 300,000 shares to 850,000 shares and (iv) ratified the selection by the Board of Withum Smith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Joseph Mannello, Victor Mandel and John Nosta were elected to serve as Class III directors. The voting results were as follows:

Name	For	Withheld
Joseph Mannello	1,751,869	1,533,183
Victor Mandel	1,762,902	1,522,150
John Nosta	1,762,902	1,522,150

Proposal No. 2 – Advisory vote regarding the approval of compensation paid to named executive officers in 2015

The compensation paid to the Company’s named executive officers in 2015 was approved, on an advisory basis. The voting results were as follows:

For	Against	Abstentions
1,747,308	10,475	1,527,269

Proposal No. 3 – Amendment of the Plan

The amendment to the Plan to increase the aggregate number of shares of common stock which may be issued under the Plan by 300,000 shares to 850,000 shares was approved. The voting results were as follows:

For	Against	Abstentions
1,652,938	1,622,470	9,644

Proposal No. 4 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

For	Against	Abstentions
3,375,880	938	10

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS RENS TECHNOLOGY INC.

Dated: December 22, 2016	By:	/s/ Joseph Mannello
	Name:	Joseph Mannello
	Title:	Interim Chief Executive Officer

3